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                                                                    Exhibit 99.1

                       JOINT REPORTING AGREEMENT REGARDING
                           STATEMENTS ON SCHEDULE 13D

      This JOINT SCHEDULE 13D FILING AGREEMENT, made as of March 24, 2003 among the undersigned.

      In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree as follows:

      1. Joint Filing. The undersigned agree to file from time to time joint Schedules 13D with respect to the beneficial ownership of securities by the parties hereto (or by such other parties as may be deemed beneficially owned by any of such parties), and to file jointly any further amendments or schedules that may be required with respect to such ownership.

      2. Representations and Warranties. Each of the parties hereto represents and warrants to the other that all information regarding such party provided for use in preparing a Schedule 13D pursuant hereto and any amendments thereto shall be accurate and complete.

      3. Responsibility for Filing. Each party hereto retains responsibility, as required by the Securities and Exchange Commission's regulations, for the timely filing of any and all Schedules 13D and any amendments thereto and for the completeness and accuracy of the information concerning such party. Each party hereto is not responsible, however, for the completeness and accuracy of the information concerning the other party hereto, unless such party knows or has reason to believe that such information is inaccurate.

      4. Disclaimer of Group Status. Each party disclaims the existence of a "group" with any other party, and as between any and all entities which may beneficially own directly the securities which may be reported in one or more Schedules 13D pursuant hereto, except as otherwise expressly stated in such Schedules.

March 24, 2003                          Bay Investments Limited

                                        By: /s/ H. J. Pudwill
                                            -----------------
                                             Title:  Director

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                                        Mutual Trust Management (Bermuda)
                                        Limited as trustee of Sofaer
                                        Funds/Global Hedge Fund

                                        By: /s/ Michael Sofaer
                                            ------------------
                                            Title: Authorised signatory of
                                                   Sofaer Capital, Inc.
                                                   Authorised Investment Advisor

                                        RIT Capital Partners plc

                                        By: /s/ Michael Sofaer
                                            ------------------
                                            Title: Authorised signatory of
                                                   Sofaer Capital, Inc.
                                                   Authorised Investment Advisor

                                        Sofaer Capital Inc.

                                        By: /s/ Michael Sofaer
                                            -------------------
                                            Title: Director

                                        Michael Sofaer

                                        By: /s/ Michael Sofaer
                                            ------------------

                                        Soen Yong Lee

                                        By:  /s/ Soen Yong Lee
                                            ------------------

                                        Cornerstone Equity Investors, LLC

                                        By: /s/ Robert H. Getz
                                            ------------------
                                            Title: Managing Director

                                        Cornerstone Equity Investors IV, L.P.

                                        By: Cornerstone Equity Investors, LLC

                                        By: /s/ Robert H. Getz
                                            -------------------------
                                            Title: Managing Director



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                                        PS Capital LLC

                                        By: /s/ Stanley M. Blau
                                            -------------------
                                            Title: Managing Director



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